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                                                                      EXHIBIT 5


Marianne M. Keler
General Counsel

                                                              October 15, 1997

SLM Holding Corporation
11600 Sallie Mae Drive
Reston, Virginia 20193

Ladies and Gentlemen:

         This opinion is being furnished in connection with the Registration Statement on Form S-1 (the "Registration Statement") being filed by SLM Holding Corporation, a Delaware corporation (the "Company") under the Securities Act of 1933, as amended, relating to the registration of up to 555,015 shares (the "Shares") of the Company's common stock, par value $.20 per share (the "Common Stock") to be issued or issuable upon the exercise of outstanding warrants (the "Warrants") to purchase from the Company shares of Common Stock at $72.43 per share on or before September 30, 2008. The Warrants were originally issued to the District of Columbia Financial Responsibility and Management Assistance Authority (the "Control Board") pursuant to Section 602(a) of the Student Loan Marketing Association Reorganization Act of 1996.

         I or a member of my staff have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records and other documents, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion.

         Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and, subject to the Registration Statement becoming effective, when issued pursuant to the terms of the Warrants, and upon receipt by the Company of the consideration therefor, the Shares will be legally issued, fully paid and nonassessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus forming part of the Registration Statement.

                                       Very truly yours,

                                       /s/ Marianne M. Keler

                                       Marianne M. Keler